Exhibit 4.1

For Value Received,                              hereby sell, assign and transfer unto

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                , Attorney,

to transfer the said Units on the books of the within named Company, with full power of substitution in the premises.

Dated                     , 20

In presence of

THE UNITS REPRESENTED BY THIS CERTIFICATE WERE OFFERED AND SOLD IN RELIANCE ON SECTION 3(a)(l1) AND RULE 147 OF THE SECURITIES ACT COVERING INTRASTATE OFFERS AND SALES OF SECURITIES AND PURSUANT TO A REGISTRATION STATEMENT IN ACCORDANCE WITH CHAPTER 80A11 OF MINNESOTA STATUTES. THE UNITS MAY ONLY BE SOLD OR TRANSFERRED TO PERSONS RESIDENT OF MINNESOTA DURING THE PERIOD IN WHICH THE UNITS ARE PART OF AN ISSUE BEING OFFERED AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE OF UNITS IN THE ISSUE. THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OTHER THAN MINNESOTA, AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBSCRIPTION AGREEMENT. THE UNITS MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE BOARD OF GOVERNORS (THE BOARD) OF THE COMPANY IS AUTHORIZED TO DESIGNATE AND ISSUE ONE OR MORE CLASSES OF UNITS AS PROVIDED IN THE COMPANY’S OPERATING AND MEMBER CONTROL AGREEMENT (THE “MEMBER CONTROL AGREEMENT”). A COPY OF THE MEMBER CONTROL AGREEMENT SETTING FORTH SUCH AUTHORIZATION IS KEPT AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE AND WILL BE FURNISHED BY THE COMPANY TO ANY UNIT HOLDER UPON REQUEST AND WITHOUT CHARGE.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE MEMBER CONTROL AGREEMENT. SAID RESTRICTIONS PROVIDE, AMONG OTHER THINGS, THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE OF A MEMBER SHALL HAVE THE RIGHT TO BECOME A MEMBER WITHOUT THE CONSENT OF THE COMPANY’S BOARD, WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE BOARD.